SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934
                               (Amendment No. __)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/X/      Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/_/      Definitive Proxy Statement
/_/      Definitive Additional Materials
/_/      Soliciting Material Pursuant to section 240.14a-11(c) or section
         240.14a-12

                          SAVOIR TECHNOLOGY GROUP, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)    Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined):

               ----------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:

               ----------------------------------------------------------------

         5)    Total fee paid:

               ----------------------------------------------------------------

/_/      Fee paid previously with preliminary materials.
/_/      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

               ----------------------------------------------------------------

         2)    Form, Schedule or Registration Statement No.:

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         3)    Filing Party:

               ----------------------------------------------------------------

         4)    Date Filed:

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

                          SAVOIR TECHNOLOGY GROUP, INC.
                            254 East Hacienda Avenue
                           Campbell, California 95008
                                 (408) 379-0177


         To the Stockholders of Savoir Technology Group, Inc.:

         You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Savoir Technology Group, Inc. (the "Company") to vote on the proposed amendment (the "Amendment") to the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of the Company. The Special Meeting will begin at 10:30 a.m., local time, at the principal executive offices of the Company, 254 East Hacienda Avenue, Campbell, California 95008, on April 6, 1999.

         At the Special Meeting, you will be asked to consider and vote on a proposal to amend and restate the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of the Company. The Certificate of Amendment and Restatement of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of the Company (the "Amended Certificate of Designation") will have the effect of (i) eliminating the potential annual special dividend payable on the Company's Series A Preferred Stock, (ii) lowering the conversion price of the Series A Preferred Stock to $8.00 per share, (iii) deleting certain of the Series A Preferred Stock conversion price adjustment provisions that are no longer applicable, and (iv) amending certain of the redemption provisions of the Series A Preferred Stock. A copy of the Amended Certificate of Designation is attached as Annex A to the accompanying Proxy Statement.

         The holders of approximately 72% of the Series A Preferred Stock have previously entered into a Voting Agreement with the Company, whereby such holders have agreed to vote for the adoption of the Amended Certificate of Designation. Thus, the requirement that the holders of the Series A Preferred Stock approve, separately as a class, any amendments to the existing Certificate of Designation, Preferences and Rights of Series A Preferred Stock will be satisfied upon the vote, at the Special Meeting, of the holders of the Series A Preferred Stock in accordance with the provisions of the Voting Agreement. A copy of the form of Voting Agreement is attached as Annex B to the accompanying Proxy Statement.

         The presence, in person or by proxy, of a majority of the shares of Common Stock voting together with the Series A Preferred Stock on an as-converted basis (together, the "Capital Stock"), is necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the shares of Capital Stock present (in person or by proxy) and entitled to vote is required to approve the Amended Certificate of Designation. The Board of Directors of the Company has fixed the close of business on February 11, 1999 (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of Capital Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

         The Board, after careful consideration, has unanimously approved the Amended Certificate of Designation and determined that the Amended Certificate of Designation is advisable for the Company. The Board unanimously recommends that you vote FOR approval of the Amended Certificate of Designation.

         IT IS VERY IMPORTANT THAT YOUR SHARES OF CAPITAL STOCK BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY

AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

         THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT DESCRIBING THESE IMPORTANT MATTERS ARE ATTACHED. If you require assistance in completing your proxy or have questions about voting procedures or the Proxy Statement, please contact James W. Dorst, the Company's Chief Financial Officer, at (408) 379-0177.


                                             P. Scott Munro
                                             Chairman of the Board

Campbell, California
March 2, 1999

                          SAVOIR TECHNOLOGY GROUP, INC.
                            254 East Hacienda Avenue
                           Campbell, California 95008
                                 (408) 379-0177

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON APRIL 6, 1999


         To the Stockholders of Savoir Technology Group, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (including any adjournments or postponements thereof, the "Special Meeting"), of Savoir Technology Group, Inc., a Delaware corporation (the "Company"), will begin at 10:30 a.m., local time, at the principal executive offices of the Company, 254 East Hacienda Avenue, Campbell, California 95008, on April 6, 1999.

         The purpose of the Special Meeting, which is more fully described in the accompanying Proxy Statement, is to approve the Certificate of Amendment and Restatement of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of the Company (the "Amended Certificate of Designation"). The Amended Certificate of Designation will have the effect of (i) eliminating the potential annual special dividend payable on the Company's Series A Preferred Stock, (ii) lowering the conversion price of the Series A Preferred Stock to $8.00 per share, (iii) deleting certain of the Series A Preferred Stock conversion price adjustment provisions that are no longer applicable, and (iv) amending certain of the redemption provisions of the Series A Preferred Stock.

         The holders of approximately 72% of the Series A Preferred Stock have previously entered into a Voting Agreement with the Company (the "Voting Agreement"), whereby such holders have agreed to vote for the adoption of the Amended Certificate of Designation. Thus, the requirement that the Series A Preferred Stock approve, separately as a class, any amendments to the existing Certificate of Designation, Preferences and Rights of Series A Preferred Stock will be satisfied upon the vote, at the Special Meeting, of the holders of the Series A Preferred Stock in accordance with the provisions of the Voting Agreement.

         The presence, in person or by proxy, of a majority of the shares of Common Stock voting together with the Series A Preferred Stock on an as-converted basis (together, the "Capital Stock"), is necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the shares of Capital Stock present (in person or by proxy) and entitled to vote is required to approve the Amended Certificate of Designation. The Board of Directors of the Company (the "Board") has fixed the close of business on February 11, 1999 (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of Capital Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A complete list of stockholders entitled to vote will be available for examina-tion, for proper purposes, during ordinary business hours at the Company's principal executive offices, 254 East Hacienda Avenue, Campbell, California 95008, during the 10 days prior to the Special Meeting.

         The Board, after careful consideration, has unanimously approved the Amended Certificate of Designation and determined that the Amended Certificate of Designation is advisable for the Company. The Board unanimously recommends that you vote FOR approval of the Amended Certificate of Designation.

         If you would like to attend the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Special Meeting, you must obtain from the nominee a proxy issued in your name.

         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF CAPITAL STOCK YOU OWN. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY (1) ATTENDING AND VOTING IN PERSON AT THE SPECIAL MEETING, (2) GIVING NOTICE OF REVOCATION OF THE PROXY AT THE SPECIAL MEETING OR (3) DELIVERING TO THE SECRETARY OF THE COMPANY (A) A WRITTEN NOTICE OF REVOCATION OR
(B) A DULY EXECUTED PROXY RELATING TO THE SAME SHARES AND MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING, BEARING A DATE LATER THAN THE PROXY PREVIOUSLY DELIVERED. ATTENDANCE AT THE SPECIAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY. ALL WRITTEN NOTICES OF REVOCATION AND OTHER COMMUNICATIONS WITH RESPECT TO REVOCATION OF PROXIES SHOULD BE SENT TO THE COMPANY'S SECRETARY AT THE COMPANY'S CORPORATE OFFICES AT THE ADDRESS LISTED ABOVE, AND MUST BE RECEIVED BEFORE THE TAKING OF THE VOTE AT THE SPECIAL MEETING. UNLESS REVOKED IN ONE OF THE MANNERS SET FORTH ABOVE, PROXIES WILL BE VOTED AT THE SPECIAL MEETING AS DESCRIBED ABOVE.

         If you have any questions or require additional material, please contact James W. Dorst, the Company's Chief Financial Officer, at (408) 379-0177.


                                              P. Scott Munro
                                              Chairman of the Board

Campbell, California
March 2, 1999

                          SAVOIR TECHNOLOGY GROUP, INC.
                            254 East Hacienda Avenue
                           Campbell, California 95008
                                 (408) 379-0177

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                         SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON APRIL 6, 1999


         This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Savoir Technology Group, Inc., a Delaware corporation ("Savoir" or the "Company"), of proxies for use at the Special Meeting of Stockholders (including any adjournments or postponements thereof, the "Special Meeting") of the Company to be held at 10:30 a.m., local time, at the offices of the Company, 254 East Hacienda Avenue, Campbell, California 95008, on April 6, 1999.

         The purpose of the Special Meeting, which is more fully described herein, is to approve the Certificate of Amendment and Restatement of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of the Company (the "Amended Certificate of Designation"). The Amended Certificate of Designation will have the effect of (i) eliminating the potential annual special dividend (the "Special Dividend") payable on the Company's Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"),
(ii) lowering the conversion price (the "Conversion Price") of the Series A Preferred Stock to $8.00 per share, (iii) deleting certain of the Series A Preferred Stock Conversion Price adjustment provisions that are no longer applicable, and (iv) amending certain of the redemption provisions of the Series A Preferred Stock.

         A copy of the Amended Certificate of Designation is attached as Annex A to this Proxy Statement and is incorporated herein by reference. This Proxy Statement describes the material portions of the Amended Certificate of Designation. The description of the Amended Certificate of Designation set forth herein is subject to, and is qualified in its entirety by reference to, the text of the Amended Certificate of Designation.

         The holders of approximately 72% of the Series A Preferred Stock have previously entered into a Voting Agreement with the Company (the "Voting Agreement"), whereby such holders have agreed to vote for the adoption of the Amended Certificate of Designation. Thus, the requirement that the Series A Preferred Stock approve, separately as a class, any amendments to the existing Certificate of Designation, Preferences and Rights of the Series A Preferred Stock will be satisfied upon the vote, at the Special Meeting, of the holders of the Series A Preferred Stock in accordance with the provisions of the Voting Agreement. A copy of the form of Voting Agreement is attached as Annex B to this Proxy Statement.

         The Board has fixed the close of business on February 11, 1999 as the record date (the "Record Date") for determination of stockholders of the Company entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of Capital Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A complete list of stockholders entitled to vote will be available for examination, for proper purposes, during ordinary business hours at the Company's corporate offices, 254 East Hacienda Avenue, Campbell, California 95008, during the 10 days prior to the Special Meeting.

         Stockholders of record of the Company as of the close of business on the Record Date have the right to receive notice of and to vote at the Special Meeting. On the Record Date, the Company had issued and outstanding 11,878,954 shares of Common Stock and 1,986,500 shares of Series A Preferred Stock (together, the Common Stock and the Series A Preferred Stock shall be referred to herein as the "Capital Stock"). Each share of Common Stock and Series A Preferred Stock (on an as-converted basis) is entitled to one vote for or against all matters presented at the Special Meeting. As of the date of this Proxy Statement, each share of Series A Preferred Stock is convertible into approximately 1.0268 shares of Common Stock. For action to be taken at the Special Meeting, the majority of the shares of Capital Stock entitled to vote must be represented at the Special Meeting in person or by proxy. The affirmative vote of a majority of the shares voting and a majority of the required quorum is the minimum approval necessary and is required to approve the Amended Certificate of Designation. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. If the number of abstentions is such that the affirmative votes do not constitute the requisite vote, the proposal to approve the Amended Certificate of Designation will be defeated. Broker non-votes and shares as to which proxy authority has been withheld are not deemed to be present or represented for purposes of determining whether stockholder approval has been obtained.

         The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and regular employees of the Company may communicate with stockholders either in person or by telephone for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation.

         The Board, after careful consideration, has unanimously approved the Amended Certificate of Designation and determined that the Amended Certificate of Designation is advisable for the Company. The Board unanimously recommends that you vote FOR approval of the Amended Certificate of Designation.

         This Proxy Statement, the accompanying Notice of Special Meeting, the proxy card and the other enclosed documents are first being mailed to the stockholders on or about March 4, 1999.

         THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

               The date of this Proxy Statement is March 2, 1999.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q: WHY IS SAVOIR PROPOSING THE AMENDMENTS TO THE TERMS OF THE SERIES A PREFERRED STOCK?

A: We believe that the proposed amendment to the Certificate of Designation removes an artificial ceiling on our Common Stock price, simplifies our capital structure and discourages arbitrage in our Common Stock.

Q:       WHEN IS THE SPECIAL MEETING?

A: The Special Meeting will take place April 6, 1999. At the special meeting, Savoir stockholders will be asked to approve the adoption of the Amended Certificate of Designation. The holders of approximately 72% of the Series A Preferred Stock have already agreed to vote their shares in favor of the Amended Certificate of Designation.

Q:       WHERE IS THE SPECIAL MEETING?

A: The Special Meeting will be held at our offices at 254 East Hacienda Avenue, Campbell, California.

Q: WHY DO I NEED TO BOTHER TO VOTE IF TWO-THIRDS OF THE SHARES OF SERIES A PREFERRED STOCK HAVE ALREADY AGREED TO VOTE IN FAVOR OF THE AMENDED CERTIFICATE OF DESIGNATION?

A: Even though we need the approval of the Series A Preferred Stock voting separately as a class (which approval we have obtained pursuant to the Voting Agreements discussed in this Proxy Statement), we still need your vote because we need the approval of a majority of the shares of both the Common Stock and the Series A Preferred Stock (on an as-converted to Common Stock basis), voting together as a single class, that are present (in person or by proxy) at the Special Meeting to approve the Amended Certificate of Designation. Also, we need you to vote so that we will have a sufficient number of shares of Common Stock and Series A Preferred Stock present (in person or by proxy) at the Special Meeting that will allow us to conduct the Special Meeting. We need at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock to be present (in person or by proxy) at the Special Meeting so that we will have the required "quorum" necessary to conduct the business scheduled for the Special Meeting.

Q:       WHAT DO I NEED TO DO NOW?

A: Please mail your signed proxy card in the enclosed envelope as soon as possible, so that your shares may be represented at the Special Meeting. We prefer that you sign and return your completed proxy card, whether or not you attend the Special Meeting in person. You can also attend the Special Meeting in person and vote.

Q:       WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED IN MY
         PROXY CARD?

A: Just complete, date and sign a new proxy card and mail it to our corporate secretary. The new proxy card must arrive before the date of the Special Meeting. You can also change your vote by attending the Special Meeting in person and voting at the Special Meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

         Without instructions, your shares will not be voted. Shares which are not voted will have the same effect as votes against the adoption of the Amended Certificate of Designation.

Q:       WHO SHOULD I CALL WITH QUESTIONS?

A:       If you have any questions about the Special Meeting, please call James
         W. Dorst, Chief Financial Officer of Savoir, at (408) 379-0177.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

THE SPECIAL MEETING...........................................................7
     Matters to be Considered.................................................7
     Board Recommendation.....................................................9
     Required Vote............................................................9
     Certain Provisions Of The Voting Agreement...............................9
     Voting and Revocation of Proxies........................................10
     Record Date; Stock Entitled to Vote; Quorum.............................11
     Other Matters...........................................................11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............12

STOCKHOLDER PROPOSALS........................................................15


ANNEX A:    AMENDED CERTIFICATE OF DESIGNATION
ANNEX B:    VOTING AGREEMENT

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH SOLICITATION IN SUCH JURISDICTION.

         THE DELIVERY OF THIS PROXY STATEMENT DOES NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               THE SPECIAL MEETING

MATTERS TO BE CONSIDERED

         At the Special Meeting, the stockholders will be asked to consider and vote upon a proposal to approve the Amended Certificate of Designation. The Amended Certificate of Designation will have the effect of (i) eliminating the potential annual Special Dividend, (ii) lowering the Conversion Price of the Series A Preferred Stock to $8.00 per share, (iii) deleting certain of the Series A Preferred Stock Conversion Price adjustment provisions that are no longer applicable, and (iv) amending certain of the redemption provisions of the Series A Preferred Stock. A copy of the Amended Certificate of Designation is attached as Annex A to this Proxy Statement and is incorporated herein by reference. This Proxy Statement describes the material portions of the Amended Certificate of Designation. The description of the Amended Certificate of Designation set forth herein is subject to, and is qualified in its entirety by reference to, the text of the Amended Certificate of Designation.

         DIVIDENDS

         Holders of the Series A Preferred Stock are currently entitled to receive, out of the funds of the Company legally available therefor, cumulative dividends at a rate per annum equal to 8% of the Liquidation Preference (as hereinafter defined), subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares and subject further to any Special Dividend Rate Increases (as so adjusted, the "Dividend Rate"), payable in equal quarterly installments on January 15, April 15, July 15 and October 15 of each year to holders of record of the Series A Preferred Stock at the close of business on each January 1, April 1, July 1 and October 1 prior to the respective dividend payment date (each, the "Dividend Record Date"), payable in preference and priority to any payment of any dividend on shares of Common Stock when and as declared by the Board of Directors.

         At the election of the Company, each dividend may be paid either in cash or by the issuance of shares of Unrestricted Common Stock (as hereinafter defined) valued at the Current Market Price as of the applicable Dividend Record Date. "Unrestricted Common Stock" means shares of the Company's Common Stock which may be sold by the holder thereof without any applicable restrictions on sale or resale under the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder. The "Current Market Price" for the Common Stock shall be deemed to be the average of the daily closing prices as reported by the Nasdaq Stock Market for the five (5) business days before the Dividend Record Date.

         In addition to the 8% cumulative dividend, holders of the Series A Preferred Stock are entitled to receive a Special Dividend each September 19 if the Current Market Price at that time is less than $9.5625. The Special Dividend is also payable in shares of Unrestricted Common Stock, valued at the Current Market Price, in an amount equal to the difference between Current Market Price and $9.5625, provided that no Special Dividend may exceed $1.9125.

         The Amended Certificate of Designation eliminates the Special Dividend. The Amended Certificate of Designation does not alter any of the other existing Series A Preferred Stock dividend provisions.

         CONVERSION RIGHTS

         Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $9.5625 by the Conversion Price in effect at the time of conversion. Prior to approval of the Amended Certificate of Designation, the Conversion Price at which shares of Common

Stock are deliverable upon conversion of the Series A Preferred Stock is currently $9.3125, subject to adjustment as set forth below.

         The Conversion Price is subject to adjustment upon certain events, including (i) the issuance of Common Stock or securities by their terms convertible into or exchangeable for Common Stock, or the issuance of options or warrants to purchase or rights to subscribe for or purchase Common Stock or securities by their terms convertible into or exchangeable for Common Stock (collectively, the "Securities"), in each case for consideration less than the then effective Conversion Price per share of Common Stock; (ii) subdivisions or combinations of Common Stock; or (iii) distributions to holders of Common Stock of evidences of indebtedness issued by the Company or of assets (excluding cash dividends).

         The Amended Certificate of Designation will lower the Conversion Price to $8.00, subject to adjustment as set forth above. Upon approval (and filing) of the Amended Certificate of Designation, the conversion ratio will change from approximately 1.0268 to approximately 1.1953. The Amended Certificate of Designation does not alter any of the other existing Series A Preferred Stock conversion rights.

         REDEMPTION RIGHTS

         Currently, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, (i) at any time or from time to time prior to September 19, 2001 in the event that the Current Market Price of the Common Stock (as determined on each of the 30 trading days prior to the date of the notice of redemption) is at least 150% of the Conversion Price then in effect AND the average daily trading volume of the Common Stock for at least 25 of the 30 trading days prior to the date of the notice of redemption is at least 125,000 shares, or (ii) at any time or from time to time after September 19, 2001, and in either such case to the extent funds are legally available therefor, at a redemption price equal to, in the case of (i) above, the Liquidation Preference then in effect or, in the case of (ii) above, at the Liquidation Preference plus an 8% redemption premium. To the extent that a redemption is effected by the Company with respect to a portion of the outstanding Series A Preferred Stock, such redemption shall be effected pro rata on the basis of the outstanding shares of Series A Preferred Stock.

         No redemption may be made and no sum shall be set aside for any such redemption at any time that the terms or provisions of any indenture or agreement of the Company, including any agreement relating to its indebtedness, specifically prohibits such redemption or setting aside for redemption or when such redemption or setting aside for redemption would constitute (after notice or lapse of time or otherwise) a breach of or a default under any such indenture or agreement.

         The Amended Certificate of Designation will allow the Company to redeem the Series A Preferred Stock, in whole or in part, (i) at any time or from time to time prior to September 19, 2001 in the event that the Current Market Price of the Common Stock (as determined on each of the 30 trading days prior to the date of the notice of redemption) is at least $13.96875 (150% of the present Conversion Price of $9.3125, as opposed to 150% of the new Conversion Price of $8.00) and the average daily trading volume for at least 25 of the 30 trading days prior to redemption is at least 125,000 shares or (ii) at any time or from time to time after September 19, 2001, and in either such case to the extent funds are legally available therefor, at a redemption price equal to, in the case of (i) above, the Liquidation Preference then in effect or, in the case of
(ii) above, at the Liquidation Preference plus an 8% redemption premium. The Amendment will not alter any of the other existing Series A Preferred Stock redemption provisions.

         VOTING AND SPECIAL RIGHTS

         In addition to any other rights provided by applicable law, a holder of Series A Preferred Stock is entitled to vote, in the same manner and with the same effect as holders of Common Stock, voting together with the holders of the Common Stock on an as-converted to Common Stock basis. A holder of shares of Series A Preferred Stock is entitled to such number of votes as equals the aggregate number of shares of Common Stock which such holder would receive upon the conversion of all shares of Series A Preferred Stock held by such holder; provided that voting rights shall not extend to a fractional share resulting from the deemed conversion of all shares of Series A Preferred Stock held by such holder of Series A Preferred Stock. Upon approval (and filing) of the Amended Certificate of Designation, the conversion ratio will change from approximately 1.0268 to approximately 1.1953. Accordingly, holders of Series A Preferred Stock will have slightly increased voting power.

         Currently, without the affirmative consent or approval of the holders of at least 66-2/3% of the outstanding shares of the Series A Preferred Stock, acting separately as one class, the Company may not (i) in any manner authorize, create or issue any class or series of capital stock or any securities convertible into or exchangeable for, or having optional rights to purchase, any class or series of capital stock, in any such case ranking, as to payment of dividends or liquidation preference, voting or otherwise, senior to the Series A Preferred Stock; (ii) in any manner alter or change the designation, powers, preferences or rights of, or the qualifications, limitations or restrictions upon, the Series A Preferred Stock; or (iii) reclassify the shares of Common Stock or any other shares of junior stock hereafter created into shares of any class or series of capital stock ranking, either as to payment of dividends or liquidation preference, or otherwise, prior to the Series A Preferred Stock. The Amended Certificate of Designation will not alter these existing Series A Preferred Stock voting rights.

BOARD RECOMMENDATION

     The Board, after careful consideration, has unanimously approved the Amended Certificate of Designation and determined that it is advisable for the Company. The Board unanimously recommends that you vote FOR approval of the Amended Certificate of Designation.

REQUIRED VOTE

     The General Corporation Law of the State of Delaware, and the certificate of incorporation and bylaws of the Company require the Company to obtain the approval of holders of a majority in interest of the Common Stock and the Series A Preferred Stock, voting together as a single class, in order to amend the Certificate of Designation. The presence, in person or by proxy, of a majority of the shares of Capital Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the shares of Capital Stock present, in person or by proxy and entitled to vote, is required to approve the Amended Certificate of Designation. In addition, the approval of the holders of at least 66-2/3% of the outstanding shares of the Series A Preferred Stock, voting as a separate class, is required to approve the Amended Certificate of Designation. Pursuant to the Voting Agreement (discussed below), this approval has already been obtained.

CERTAIN PROVISIONS OF THE VOTING AGREEMENT

         The following summary describes the material provisions of the Voting Agreement. A copy of the form of Voting Agreement is attached as Annex B to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Voting Agreement.

         VOTING ARRANGEMENTS

         Pursuant to the Voting Agreement, holders of approximately 72% of the outstanding Series A Preferred Stock (the "Series A Holders"), severally and jointly, have agreed that at any meeting of the

Company's stockholders called to vote upon the approval and adoption of the Amended Certificate of Designation or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the approval of the Amended Certificate of Designation is sought, each such holder shall vote the number of shares of Series A Preferred Stock it owns in favor of the approval of the Amended Certificate of Designation. Such holders further agreed not to take any action inconsistent with the foregoing.

         TRANSFER RESTRICTIONS

         Under the Voting Agreement, the Series A Holders have agreed not to (i) transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of any of their shares of Series A Preferred Stock to any person, unless such transferee agrees to be bound by all of the terms of the Voting Agreement and delivers a written instrument to the Company evidencing such agreement prior to the date of the proposed Transfer or (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise.

         GRANT OF IRREVOCABLE PROXY

         Under the Voting Agreement, the Series A Holders revoked all previous proxies (if any) with respect to their shares of Series A Preferred Stock. Further, the Series A Holders agreed that if they fail to comply with the voting arrangements discussed above, such failure shall result, without any further action by a Series A Holder, in the irrevocable appointment of the Company, and any person or persons who may be designated by the Company as permitted under applicable law, and each of such person(s) individually, as the Series A Holder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Series A Holder, to vote the Series A Holder's shares of Series A Preferred Stock, or grant a consent or approval in respect of such shares, in favor of the approval of the Amended Certificate of Designation, and to execute and deliver an appropriate instrument irrevocably granting such proxy. The proxy terminates upon any termination of the Voting Agreement in accordance with its terms.

         TERMINATION

         The Voting Agreement shall terminate upon the later to occur of:
(i) the approval of the Amended Certificate of Designation by a majority vote of holders of the Company's Capital Stock and (ii) September 30, 1999.

VOTING AND REVOCATION OF PROXIES

         Shares of Capital Stock that are entitled to vote and are represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon.

         You may revoke your proxy at any time prior to its exercise by (i) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy),
(ii) giving notice of revocation of your proxy at the Special Meeting or
(iii) delivering to the Secretary of the Company (A) a written notice of revocation or (B) a duly executed proxy relating to the same shares and matters to be considered at the Special Meeting, bearing a date later than the proxy previously delivered. Attendance at the Special Meeting will not in and of itself constitute a revocation of proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the Company's Secretary at the Company's corporate offices at the address on the cover of this Proxy Statement, and must be received before the taking of the votes at the Special Meeting. Unless revoked in one of the manners set forth above, proxies will be voted at the Special Meeting as described above.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

         Stockholders of record of the Company as of the close of business on the Record Date have the right to receive notice of and to vote at the Special Meeting. On the Record Date, the Company had issued and outstanding 11,878,954 shares of Common Stock and 1,986,500 shares of Series A Preferred Stock. Each share of Common Stock and Series A Preferred Stock (on an as-converted basis) is entitled to one vote for or against all matters presented at the Special Meeting. As of the date of this Proxy Statement, each share of Series A Preferred Stock is convertible into approximately 1.0268 shares of Common Stock. The presence, in person or by proxy, of a majority of the shares of Capital Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the judges of election appointed for the Special Meeting who will also determine whether or not a quorum is present. The affirmative vote of a majority of the shares of Capital Stock present, in person or by proxy, and entitled to vote is required to approve the Amended Certificate of Designation. Because abstentions will be counted as present for the purpose of determining whether a quorum is present but will not be counted as votes cast in favor of the Amendment, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained. Proxies relating to "street name" shares that are voted by brokers will be counted as shares of Capital Stock present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

         If you have any questions or require additional material, please contact James W. Dorst, the Company's Chief Financial Officer, at (408) 379-0177.

OTHER MATTERS

         Management knows of no business that will be presented for consideration at the Special Meeting other than as stated in the Notice of Special Meeting. If, however, other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the beneficial ownership of the Capital Stock of the Company as of February 11, 1999, by: (i) each person known to the Company to beneficially own more than five percent (5%) of the Capital Stock of the Company; (ii) each of the Company's directors; (iii) certain of the Company's executive officers; and (iv) all executive officers and directors of the Company as a group.

                                                                      Shares
                                                                   Beneficially
                      Name of Beneficial Owner(1)                    Owned(1)      Percent(2)
 --------------------------------------------------------------    ------------    ----------
 Astoria Capital Partners, L.P.(3)
        6600 SW 92nd Avenue, Suite 370
        Portland, OR 97223......................................    1,789,737         14.7%
 Robert Fleming, Inc.(4)
        320 Park Avenue, 11th Floor
        New York, NY 10022......................................    1,773,784         13.9%
 Strome Susskind Investment Management, L.P. ("SSIM") and
        affiliates(5)
        100 Wilshire Blvd., 15th Floor
        Santa Monica, CA 90401..................................    1,194,481          9.6%
 John M. Harkins(6).............................................    1,101,661          9.3%
 Michael N. Gunnells(7).........................................    1,086,661          9.1%
 ROI Capital Management, Inc. ("ROI") and affiliates(8)
        One Bush Street, Suite 1150
        San Francisco, CA 94104.................................      910,766          7.5%
 Carlton Joseph Mertens II(9) ..................................      471,429          4.0%
 P. Scott Munro(10) ............................................      276,094          2.3%
 James W. Dorst(11) ............................................       74,469             *
 Robert O'Reilly(12) ...........................................       36,359             *
 Guy M. Lammle..................................................       33,537             *
 J. Larry Smart(13) ............................................       25,313             *
 K. William Sickler(14) ........................................       23,813             *
 James J. Heffernan(15) ........................................       11,313             *
 Angelo Guadagno(16) ...........................................        3,750             *
 All executive officers and directors as a group
 (10 persons)(17) ..............................................      976,889          7.9%
----------

*        Less than one percent (1%).

(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares reported in the table. Includes shares of Common Stock and shares of Series A Preferred Stock on an as-converted basis. Information with respect to beneficial ownership is based upon information obtained from the stockholders and from the Company's transfer agent. To the Company's knowledge, unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to securities. Shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 11, 1999 or upon exercise of warrants that are currently exercisable or exercisable within 60 days of February 11, 1999 are deemed to be outstanding and to be


                                       12


         beneficially owned by the person presently entitled to exercise for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Each share of Series A Preferred Stock is convertible at any time into shares of the Common Stock at a current ratio of 1.0268 shares of Common Stock for each share of Series A
         Preferred Stock and is entitled to vote, without conversion, together with the Common Stock as a single class on an as-converted basis.

(2) Based on 11,878,954 shares of Common Stock and 1,986,500 shares of Series A Preferred Stock outstanding (equivalent to approximately
         2,039,738 shares of Common Stock on an as-converted basis), as of February 11, 1999.

(3)      Includes 1,473,690 shares of Common Stock, 207,000 shares of Series A
         Preferred Stock and warrants to purchase 103,500 shares of Common
         Stock. Common Stock ownership information is based on a Schedule 13G/A dated February 11, 1999 filed jointly by Richard W. Koe, Astoria
         Capital Management, Inc. ("Astoria Management") and Astoria Capital
         Partners L.P. ("Astoria Partners") reporting ownership as follows:

                                  Shares of Common Stock     Shared Voting and
                                    Beneficially Owned       Dispositive Power
                                  ----------------------     -----------------
          Astoria Partners               1,162,434                  0
          Astoria Management             1,473,690                  0
          Richard W. Koe                 1,473,690                  0

         Astoria Partners is an investment limited partnership, whose general partners are Richard W. Koe and Astoria Management. Astoria Management is an investment adviser registered under Section 203 of the Investment
         Advisers Act of 1940. Richard W. Koe is Astoria Management's president and sole shareholder. The shares of Series A Preferred Stock and warrants to purchase shares of Common Stock are owned by Astoria
         Partners.

(4)      Includes 864,000 shares of Common Stock, 533,000 shares of Series A
         Preferred Stock and warrants to purchase 362,500 shares of Common
         Stock. Based on a Schedule 13G dated February 10, 1999 filed by Robert
         Fleming, Inc.

(5)      Based on a Schedule 13G filed February 16, 1999 by SSIM, includes
         603,591 shares of Common Stock, 387,012 shares of Series A Preferred
         Stock and warrants to purchase 193,506 shares of Common Stock held by SSIM and its affiliates, which includes SSCO, Inc. and Mark E. Strome.

(6) Ownership totals are based on a Schedule 13D dated June 5, 1998 filed by Mr. Harkins, as well as shares issued to Mr. Harkins prior to the Record Date under certain earnout agreements with the Company.

(7) Ownership totals are based on a Schedule 13D dated June 5, 1998 filed by Mr. Gunnells, as well as shares issued to Mr. Gunnells prior to the Record Date under certain earnout agreements with the Company.

(8)      Based on a Schedule 13G dated June 16, 1998 filed by ROI, includes
         666,478 shares of Common Stock, 160,000 shares of Series A Preferred
         Stock and warrants to purchase 80,000 shares of Common Stock.

(9) Includes 460,000 shares of Common Stock, as reflected on a Schedule 13D dated September 30, 1997 filed by Mr. Mertens. Also includes 11,429 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.

(10) Includes 265,468 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.


                                       13


(11) Includes 57,500 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.

(12) Includes 35,000 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.

(13) Includes 11,313 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.

(14) Includes 18,813 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.

(15) Includes 11,313 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.

(16) Includes 3,750 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.

(17) Includes 434,586 shares subject to stock options that are presently exercisable or will become exercisable within 60 days of February 11, 1999.

                              STOCKHOLDER PROPOSALS

         As specified in the Company's Proxy Statement dated July 7, 1998 for its 1998 Annual Meeting of Stockholders, any stockholder proposals to be considered for presentation at the 1999 Annual Meeting of Stockholders must have been received by the Company not later than March 9, 1999.

                                     ANNEX A

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                                       OF
              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                            SERIES A PREFERRED STOCK
                                       OF
                          SAVOIR TECHNOLOGY GROUP, INC.

         SAVOIR TECHNOLOGY GROUP, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

                  The name of the corporation is Savoir Technology Group, Inc., and the Corporation was originally incorporated under the name Western Micro Technology, Inc. The Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Western Micro Technology, Inc. was filed with the Secretary of State of the State of Delaware on September 19, 1997.

                  An amendment to the Corporation's Certificate of Designation, Preferences and Rights of Series A Preferred Stock was duly adopted at a special meeting of the stockholders of said corporation duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary shares of Series A Preferred Stock and Common Stock were voted in favor of the amendment.

                  Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the Certificate of Designation, Preferences and Rights of Series A Preferred Stock is hereby restated to read in its entirety as follows:

         1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (the "SERIES A PREFERRED STOCK"), and the number of shares constituting such series shall be Two Million Two Hundred Forty-Two Thousand Five Hundred (2,242,500).

         2. DEFINITIONS. The following capitalized terms shall have the meanings set forth below:

         (a) "CHANGE OF CONTROL" shall have the meaning set forth in Section 4(b) hereof.

         (b) The "CLOSING PRICE" for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange or The Nasdaq Stock Market's National Market on which the security is listed or admitted to trading, or if not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by The Nasdaq Stock Market's SmallCap Market, or the nearest comparable system, or, in the absence of either, as determined by the Board of Directors in its good faith discretion.

         (c) "COMMISSION" shall mean the Securities and Exchange Commission.

         (d) "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Corporation.

         (e) "CONVERSION DATE" shall have the meaning set forth in Section 5(b) hereof.

         (f) "CONVERSION PRICE" shall have the meaning set forth in Section 5(f) hereof.

         (g) "CONVERTIBLE SECURITIES" shall have the meaning set forth in
Section 5(f)(ii)(B) hereof.

         (h) The "CURRENT MARKET PRICE" at the date of determination for any security (including, without limitation, Common Stock), shall be deemed to be the average of the daily Closing Prices for the five (5) business days before the day in question.

         (i) "DIVIDEND RATE" shall have the meaning set forth in Section 3(a) hereof.

         (j) "JUNIOR STOCK" shall mean the Common Stock and all other equity securities of the Corporation ranking junior to the Series A Preferred Stock in respect of the payment of dividends, liquidation preference, voting or otherwise, as applicable.

         (k) "LIQUIDATION PREFERENCE" shall have the meaning set forth in
Section 4(a) hereof.

         (l) "RECORD DATE" shall mean each January 1, April 1, July 1 and October 1 prior to the applicable dividend payment date.

         (m) "REDEMPTION DATE" shall mean the date of the redemption of the Series A Preferred Stock pursuant to Section 6 hereof.

         (n) "REDEMPTION PRICE" shall have the meaning set forth in Section 6(a) hereof.

         (o) "RELATED RIGHTS" shall have the meaning set forth in Section 5(f)(ii)(B) hereof.

         (p) "RIGHTS" shall have the meaning set forth in Section 5(f)(ii)(A) hereof.

         (q) "SECURITIES" shall have the meaning set forth in Section 5(f)(i) hereof.

         (r) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         (s) "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock, par value $0.01 per share, of the Corporation.

         (t) "UNRESTRICTED COMMON STOCK" shall mean shares of Common Stock which may be sold by the holder thereof without any applicable restrictions on sale or resale under the Securities Act and the rules promulgated thereunder.

         3.       DIVIDENDS.

         (a) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at a rate per annum equal to eight percent (8%) of the Liquidation Preference (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (as so adjusted, the "DIVIDEND RATE")), payable in equal quarterly installments on January 15, April 15, July 15 and October 15 of each year to holders of record of the

Series A Preferred Stock at the close of business on each Record Date prior to the respective dividend payment date, payable in preference and priority to any payment of any dividend on shares of Junior Stock when and as declared by the Board of Directors. If dividends are not paid in full on the Series A Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends paid upon shares of Series A Preferred Stock and on such other series of Preferred Stock will be paid pro rata so that in all cases the amount of dividends paid per share on the Series A Preferred Stock and on such other series of Preferred Stock bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Preferred Stock and on such other series of Preferred Stock bear to each other. Unless and until full cumulative dividends are paid on the Series A Preferred Stock, no dividend (other than stock dividends) may be paid on any shares of stock which are junior to the Series A Preferred Stock as to payment of dividends.

         (b) At the election of the Corporation, each dividend payable pursuant to this Section 3 shall be paid either in cash or by the issuance of shares of Unrestricted Common Stock having a Current Market Price as of the applicable Record Date equal to the dividend; provided, HOWEVER, that in the event that the Corporation elects to pay a dividend by issuing shares of Unrestricted Common Stock, no fractional shares of Unrestricted Common Stock shall be issued and the Corporation shall pay cash in lieu of any fractional share to which the holder would otherwise be entitled.

         4.  LIQUIDATION RIGHTS.

         (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made with respect to any Junior Stock, securities, property or cash, or any combination thereof, valued as to (i) securities, at the Current Market Price thereof, (ii) property, as determined in the good faith discretion of the Board of Directors, and (iii) cash at the face value thereof, in an amount equal to (x) $9.5625 per share (or, in the event of a Change of Control (as hereinafter defined), $9.6581 per share) for each share of Series A Preferred Stock then outstanding (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus (y) any and all dividends accrued and unpaid thereon, if any, to the date of final distribution (the "LIQUIDATION PREFERENCE"). If the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock and any other securities ranking on a parity with the Series A Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 4, then all of the assets of the Corporation available for distribution shall be distributed to the holders of Series A Preferred Stock and any other securities ranking on a parity with the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

         (b) A "CHANGE OF CONTROL" shall mean: (i) a sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, (ii) the sale of all or substantially all of the capital stock of the Corporation or the merger or consolidation of the Corporation into or with any other corporation or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than fifty percent (50%) of the voting securities of the Corporation or if such merger or consolidation is effected solely to change the Corporation's jurisdiction of incorporation); or (iii) any sale or transfer of any capital stock of the Corporation, following which more than fifty percent (50%) of the combined voting power of the Corporation becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in section 13(d)(1) of the Securities Exchange Act of 1934, as amended.

         5. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows:

         (a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and non-assessable shares of Common Stock of the Corporation as is determined by dividing $9.5625 by the Conversion Price (as defined in Section 5(f) below).

         (b) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates representing such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock, together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent is referred to herein as the "CONVERSION DATE." The Corporation shall, as soon as practicable after the Conversion Date but no later than ten (10) days thereafter, issue and deliver to such holder, or to its nominee, at such holder's address as shown in the records of the Corporation or as otherwise instructed in writing by the holder, a certificate or certificates for the number of whole shares of Common Stock (and any shares of Series A Preferred Stock represented by the certificate delivered to the transfer agent by the holder thereof which are not converted into Common Stock) issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with paragraph (c) of this Section 5. If less than all of the shares of Series A Preferred Stock represented by any certificate are converted into shares of Common Stock, the Corporation shall issue a new Series A Preferred Stock certificate in the amount of the shares not so converted.

         (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock and the Corporation shall pay cash in lieu of any fractional share to which the holder would otherwise be entitled.

         (d) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

         (e) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. On the Conversion Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock. All shares of Series A Preferred Stock tendered for conversion shall, from and after the Conversion Date, be deemed to have been retired and canceled and shall not be reissued as Series A Preferred Stock, and the Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Series A Preferred Stock.

         (f) The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock shall be $8.00 per share, subject to adjustment from time to time, and such conversion price as adjusted shall likewise be subject to further adjustment, all as hereinafter set forth. The term "CONVERSION PRICE" shall mean, as of any time, the conversion price of the Series A Preferred Stock at that time, as specified in the first sentence of this paragraph in case no adjustment shall have been required, or such conversion price as adjusted pursuant to this paragraph (f) of this Section 5, as the case may be:

                  (i) If at any time the Corporation shall issue any shares of Common Stock or any Convertible Securities, Rights or Related Rights (as herein defined) (such Convertible Securities, Rights or Related Rights being hereinafter referred to collectively as "SECURITIES") (other than a dividend or other distribution payable in Common Stock or such Securities) for a consideration per share of Common Stock (the consideration in each case to be determined in the manner provided in
         (E) and (F) below) less than the Conversion Price in effect immediately prior to the issuance of such Common Stock or Securities, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be decreased to a Conversion Price, calculated to the nearest cent, obtained by dividing:

                  (A)      an amount equal to the sum of

                           (1) the total number of shares of Common Stock outstanding plus the number of shares of Common Stock which would be issued upon the exercise or conversion of all outstanding Securities (including the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are then convertible) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                           (2) the consideration received by the Corporation upon such issuance,

                           by

                  (B) the total number of shares of Common Stock outstanding plus the number of shares of Common Stock which would be issued upon the exercise or conversion of all outstanding Securities (including the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are then convertible) immediately after such issuance (including the number of shares of Common Stock into which such newly issued Securities are then convertible).

                  (ii) For the purpose of any adjustment of the Conversion Price pursuant to this paragraph (f) of this Section 5, the following provisions shall be applicable:

                  (A) In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock (collectively, such "RIGHTS"), the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Rights shall be deemed to have been issued at the time such Rights were issued, for a consideration equal to the consideration (determined in the manner provided in (E) and (F) below), if any, received by the Corporation upon the issuance of such Rights, plus the minimum purchase price provided in such Rights for the Common Stock covered thereby.

                  (B) In the case of the issuance of securities by their terms convertible into or exchangeable for Common Stock (collectively, such "CONVERTIBLE SECURITIES"), or options or warrants to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock (collectively, such "RELATED RIGHTS"), the aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of any such Convertible Securities or such

                           Related Rights shall be deemed to have been issued at the time such Convertible Securities or such Related Rights were issued and for a consideration equal to the consideration received by the Corporation upon issuance of such Convertible Securities or such Related Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise of such Convertible Securities or Related Rights (the consideration in each case to be determined in the manner provided in (E) and (F) below).

                  (C) Upon any change in the number of shares of Common Stock deliverable upon the exercise of such Rights or Related Rights or upon the conversion, exchange or exercise of such Convertible Securities or on any change in the minimum purchase price of such Rights, Related Rights or Convertible Securities other than any change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been in effect had the adjustment that was made upon the issuance of such Rights, Related Rights or Convertible Securities not converted, exchanged or exercised prior to such change been made on the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Right, Related Right or Convertible Security.

                  (D) Upon the expiration of any such Rights, Related Rights or Convertible Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights or Related Rights or the issuance of any such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities.

                  (E) In the case of the issuance of such Common Stock or Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                  (F) In the case of the issuance of such Common Stock or Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation.

                  (G) In the event of any adjustment to the Conversion Price resulting from the issuance of any Securities, no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Securities.

                  (iii) Anything to the contrary contained in this paragraph (f) of Section 5 notwithstanding, no adjustment shall be made in the Conversion Price as a result of or pursuant to (1) the granting of any Right or Related Right, or the issuance of Common Stock to, officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation, (2) a provision in any existing agreement between the Corporation and any third party in respect of an acquisition by the Corporation in which all or a portion of the consideration in connection with such acquisition is payable by the issuance of shares of Common Stock or Securities, (3) the issuance of warrants in connection with any subordinated debt or other financing or refinancing undertaken in connection with the acquisition of Star Management Services, Inc., (4) the conversion of shares of Series A Preferred Stock or (5) the exercise of any option or warrant currently outstanding.

         (g) In case the Corporation shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Corporation, successor or transferee or an affiliate thereof are to be received by or distributed to the holders of Common Stock, then each holder of Series A Preferred Stock shall be provided with written notice from the Corporation informing each holder of Series A Preferred Stock of the terms of such reorganization, merger, consolidation or disposition of assets and of the record date thereof for any distribution pursuant thereto, at least thirty (30) days in advance of such record date, and each holder of Series A Preferred Stock shall have, in addition to the rights provided for herein, the right to receive, at the holder's election, either (i) upon conversion of such Series A Preferred Stock, the number of shares of stock or other securities, property or assets of the Corporation, successor or transferee or affiliate thereof or cash receivable by the holders of the Common Stock upon or as a result of such reorganization, merger, consolidation or disposition of assets or
(ii) the securities into which the shares of Series A Preferred Stock are converted, upon, or as a result of such reorganization, merger, consolidation or disposition of assets. The provisions of this paragraph (g) of this Section 5 shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

         (h) If the Corporation shall effect a subdivision of the outstanding shares of Common Stock, the Conversion Price then in effect immediately before such subdivision shall be proportionately decreased. If the Corporation shall combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. If the Corporation shall make or issue a dividend or other distribution payable in securities, then and in each such event provision shall be made so that the holders of shares of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period giving effect to all adjustments called for during such period under this paragraph, with respect to the rights of the holders of the Series A Preferred Stock.

         (i) In case the Corporation shall distribute to the holders of Common Stock evidences of indebtedness issued by the Corporation or assets (excluding cash dividends) then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be an amount equal to (A) the Current Market Price of one share of Common Stock immediately prior to the record date less (B) the difference between the Current Market Price of one share of Common Stock immediately prior to such record date and the Current Market Price of one share of Common Stock five days after such record date and
(ii) the denominator of which shall be the Current Market Price of one share of Common Stock immediately prior to such record date; provided, however, that the Conversion Price shall not be increased as a result of this paragraph (i) of
Section 5. Such adjustment shall become effective as of the opening of business on the business day following the record date for the determination of stockholders entitled to such distribution.

         (j) Whenever the Conversion Price shall be adjusted as provided in this
Section 5, the Corporation shall forthwith file, at the office of the transfer agent for the Series A Preferred Stock, at the principal office of the Corporation or at such other place as may be designated by the Corporation, a statement, certified by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of record of Series A Preferred Stock at such holder's address as shown in the records of the Corporation.

         (k) If a state of facts shall occur which, without being specifically controlled by the provisions of this Section 5, would not fairly protect the conversion rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

         6.       REDEMPTION.

         (a) The Corporation may, at its option, redeem the Series A Preferred Stock, in whole or in part, (i) at any time or from time to time after September 19, 1998 and prior to September 19, 2001 in the event that the Current Market Price of the Common Stock as determined on each of the thirty (30) trading days prior to the date notice of the redemption is first given is at least $13.96875 AND the daily trading volume of the Common Stock for at least twenty-five (25) of the thirty (30) trading days prior to the date notice of redemption is first given is at least 125,000 shares, or (ii) at any time or from time to time on or after September 19, 2001, and in either such case to the extent funds are legally available therefor, at a redemption price equal to, in the case of (i) above, the Liquidation Preference then in effect or, in the case of (ii) above, at the Liquidation Preference plus an eight percent (8%) redemption premium (the "REDEMPTION PRICE") together with any accrued and unpaid dividends thereon to the date fixed for redemption. To the extent that a redemption is effected by the Corporation with respect to a portion of the outstanding Series A Preferred Stock, such redemption shall be effected PRO RATA on the basis of the outstanding shares of Series A Preferred Stock.

         (b) No redemption shall be made pursuant to this Section 6 and no sum shall be set aside for any such redemption when the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibits such redemption or setting aside for redemption or when such redemption or setting aside for redemption would constitute (after notice or lapse of time or otherwise) a breach of or a default under any such indenture or agreement.

         7.  PROCEDURE FOR REDEMPTION.

         (a) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than sixty (60) days prior to the Redemption Date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the share register of the Corporation. Each such notice shall include (i) the Redemption Date, (ii) the Redemption Price, (iii) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, (iv) a statement that dividends on the shares to be redeemed will cease to accrue on the Redemption Date and (v) if the redemption is pursuant to clause (i) of Section 6(a) hereof, a certificate of the chief financial officer of the Corporation to the effect that the Current Market Price of the Common Stock as determined on each of the thirty (30) trading days prior to the date notice of the redemption is first given was at least $13.96875 AND the daily trading volume of the Common Stock for at least twenty-five (25) of the thirty (30) trading days prior to the date notice of redemption is first given was at least 125,000 shares.

         (b) Notice having been mailed as aforesaid, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption), dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, and shall not be reissued as shares of Series A Preferred Stock and all rights of the holders thereof as stockholders of the Corporation with respect to said shares (except the right to receive from the Corporation the Redemption Price and accrued but unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price as aforesaid.

         (c) Anything in this Section 7 to the contrary notwithstanding, the holder of shares of Series A Preferred Stock to be redeemed in accordance with this Section shall have the right, exercisable at any time up to the close of business on the Redemption Date (unless the Corporation is legally prohibited from redeeming such shares on such date, in which event such right shall be exercisable until the removal of such legal disability), to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 5 hereof.

         8.  VOTING.

         (a) In addition to any rights provided by applicable law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of the Common Stock as a single class. A holder of shares of Series A Preferred Stock shall be entitled to such number of votes as shall equal the aggregate number of shares of Common Stock which such holder would receive upon the deemed conversion of all shares of Series A Preferred Stock held by such holder; provided that voting rights shall not extend to a fractional share resulting from the deemed conversion of all shares of Series A Preferred Stock held by such holder of Series A Preferred Stock.

         (b) The Corporation shall not, without the affirmative consent or approval of the holders representing at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series A Preferred Stock, acting separately as one class:

                  (i) in any manner authorize, create or issue any class or series of capital stock or any securities convertible into or exchangeable for, or having optional rights to purchase, any class or series of capital stock, in any such case ranking, as to payment of dividends, liquidation preference, voting or otherwise, senior to the Series A Preferred Stock;

                  (ii) in any manner alter or change the designation, powers, preferences or rights of, or the qualifications, limitations or restrictions upon, the Series A Preferred Stock; or

                  (iii) reclassify the shares of Common Stock or any other shares of Junior Stock hereafter created into shares of any class or series of capital stock ranking, as to payment of dividends, liquidation preference, voting or otherwise, senior to the Series A Preferred Stock.

         IN WITNESS WHEREOF, Savoir Technology Group, Inc. has caused this Certificate to be duly executed by James W. Dorst, its authorized officer, on this ____ day of _____________, 1999.

                                    SAVOIR TECHNOLOGY GROUP, INC.


                                    By       /S/ JAMES W. DORST
                                       ---------------------------------
                                                James W. Dorst
                                           Chief Financial Officer

                                     ANNEX B

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "Agreement") dated as of December 31, 1998, among SAVOIR TECHNOLOGY GROUP, INC., a Delaware corporation ("Savoir"), on the one hand, and certain holders of the Series A Preferred Stock of Savoir listed on SCHEDULE A hereto (each a "Stockholder" and, collectively, the "Stockholders"), on the other hand,

                              W I T N E S S E T H:

         WHEREAS, Savoir proposes to amend and restate the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of Savoir (the "Series A Preferred Stock") to eliminate the potential annual special dividend of the Series A Preferred Stock; and

         WHEREAS, each Stockholder owns beneficially or of record the number of shares of Series A Preferred Stock set forth opposite its name on Schedule A attached hereto (the "Subject Shares"); and

         WHEREAS, Savoir and each Stockholder have entered into a letter agreement whereby each Stockholder has agreed to vote its shares of Series A Preferred Stock to approve and adopt the Certificate of Amendment and Restatement of the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock substantially in the form attached hereto as EXHIBIT A (the "Amended Certificate of Designation"), and Savoir has requested that each Stockholder enter into this Agreement reflecting such agreement; and

         WHEREAS, Savoir also has shares of its Series B Preferred Stock (the "Series B Preferred Stock") outstanding, which Savoir wishes to redeem; and

         WHEREAS, the terms of the Series B Preferred Stock require the written consent of the holders of the Series A Preferred Stock prior to any redemption of the Series B Preferred Stock; and

         WHEREAS, Savoir hereby seeks the consent of the holders of the Series A Preferred Stock to the redemption of the Series B Preferred Stock.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Savoir as of the date hereof in respect of itself as follows:

         (a) AUTHORITY. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets the effect of which, in any case, would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof.

         (b) THE SUBJECT SHARES. The Stockholder is the beneficial owner of and has the sole right to vote the Subject Shares set forth opposite such Stockholder's name on Schedule A attached hereto. None of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction, except as contemplated by this Agreement.

         2. COVENANTS OF EACH STOCKHOLDER. Until the termination of this Agreement in accordance with Section 6, each Stockholder, severally and not jointly, agrees as follows:

         (a) VOTE FOR THE ADOPTION OF THE AMENDED CERTIFICATE OF DESIGNATION AND THE REDEMPTION OF THE SERIES B PREFERRED STOCK. At any meeting of stockholders of Savoir called to vote upon (i) the adoption of the Amended Certificate of Designation or (ii) the approval of the redemption of the Series B Preferred Stock, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to
(i) the adoption of the Amended Certificate of Designation or (ii) the approval of the redemption of the Series B Preferred Stock is sought, the Stockholder shall vote (or cause to be voted), or execute a written consent in respect of, the Subject Shares (and all shares of Savoir Common Stock deemed issued upon conversion of the Subject Shares) in favor of (i) the adoption by Savoir of the Amended Certificate of Designation and the approval of the terms thereof and
(ii) the approval of the redemption of the Series B Preferred Stock. Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing. Each Stockholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision), if any, to which it may otherwise be entitled as a result of (i) the adoption of the Amended Certificate of Designation or (ii) the redemption of the Series B Preferred Stock.

         (b) NO TRANSFER OF SUBJECT SHARES. Each Stockholder agrees not to (i) convert, transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise. Notwithstanding the foregoing, each Stockholder may Transfer Subject Shares if the proposed transferee agrees to be bound by all of the terms of this Agreement and delivers a written instrument to Savoir evidencing such agreement prior to the date of the proposed Transfer.

         3. GRANT OF IRREVOCABLE PROXY.

         (a) EXISTING PROXIES REVOKED. Each Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

         (b) GRANT OF IRREVOCABLE PROXY TO SAVOIR. Each Stockholder hereby agrees that, in the event Stockholder shall fail to comply with the provisions of Section 2(a) hereof, as determined by Savoir in its sole discretion, such failure shall result, without any further action by Stockholder, in the irrevocable appointment of Savoir, and any person or persons who may hereafter be designated by Savoir as permitted under applicable law, and each of such person(s) individually, as the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of or against, as the case may be, the matters set forth in Section 2(a). The proxy granted hereby shall terminate upon any termination of this Agreement in accordance with its terms.

         (c) AFFIRMATIONS. Each Stockholder hereby affirms that any irrevocable proxy granted pursuant to Section 3(b) will be given in connection with the (i) adoption of the Amended Certificate of Designation and (ii) the redemption of the Series B Preferred Stock, and that such irrevocable proxy will be given to secure the performance of the duties of the Stockholders under this Agreement. If so granted, the Stockholders hereby ratify and confirm all that such irrevocable proxy may lawfully do or cause to be done by virtue thereof. This proxy and power of attorney is irrevocable and coupled with an interest and is intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

         4. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Savoir may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         5. ASSIGNMENT. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         6. TERMINATION. This Agreement shall terminate upon the later to occur of (a) the adoption of the Amended Certificate of Designation by a majority vote of all of the stockholders of Savoir (including the Common Stockholders of Savoir) and (b) September 30, 1999.

         7. GENERAL PROVISIONS.

         (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by Savoir and the Stockholder.

         (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Savoir at its corporate headquarters and to the Stockholders at their respective addresses set forth on the books of Savoir (or at such other address for a party as shall be specified by like notice).

         (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that each party need not sign the same counterpart.

         (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto, any rights or remedies hereunder.

         (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         (g) SEVERABILITY. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         8. STOCKHOLDER REPRESENTATIVES. Each Stockholder signs solely in its capacity as the record holder and/or beneficial owner of such Stockholder's Subject Shares and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, trustee, affiliate or representative of a Stockholder who is or becomes an officer or a director of Savoir or serves Savoir in any other fiduciary capacity in his or her capacity as an officer, director or other fiduciary of Savoir and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

         9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby, and (e) appoints The Corporation Trust Company as such party's agent for service of process in the state of Delaware.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                        SAVOIR TECHNOLOGY GROUP, INC.



                                        By
                                          --------------------------------------

                                        Title
                                             -----------------------------------


                                        STOCKHOLDERS
                                        ------------


                                        By
                                          --------------------------------------

                                        Print Name
                                                  ------------------------------

                                        Title
                                             -----------------------------------

                                   SCHEDULE A


Astoria Capital Management
MicroCap Partners Limited
ROI Capital Management, Inc.
ROI Capital Offshore
NAV LLC
Micro Cap Partners LP
Pleides Investment Partners LP
Strome Susskind HedgeCap Ltd.
Strome Susskind HedgeCap Fund LP
Strome Partners
Strome Offshore
Robert Fleming and Company
Fleming American Investment Trust
Robert Fleming Inc.
Scott's Cove Special Credits Fund
Scott's Cove Special Credits

                                   APPENDIX A

PROXY

                          SAVOIR TECHNOLOGY GROUP, INC.

         The undersigned, revoking all previous proxies relating to its shares of Capital Stock (the "Shares") of SAVOIR TECHNOLOGY GROUP, INC. (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement in connection with the Special Meeting of the Stockholders of the Company to be held at 10:30 a.m. on April 6, 1999 at SAVOIR TECHNOLOGY GROUP, INC., 254 East Hacienda Avenue, Campbell, California 95008 and hereby appoints P. SCOTT MUNRO and JAMES W. DORST, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to vote all the Shares which the undersigned is entitled to vote at said Special Meeting, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting with all the powers the undersigned would have if personally present. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote or act as indicated herein.

         THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED HEREIN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED.

         SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, PLEASE MARK THE APPROPRIATE BOX AND SIGN THE PROXY.

             (continued and to be dated and signed on reverse side)


                            --Fold and Detach Here--


-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTER TO COME BEFORE THE SPECIAL MEETING:

1. To approve and adopt the Amended and Restated Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of Savoir Technology Group, Inc.

            FOR                     AGAINST                      ABSTAIN

            / /                       / /                          / /

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 Dated: _________________________________, 1999


                                 ______________________________________________
                                 Signature(s) of Stockholder or Stockholders


         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.